                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                 CONFIDENTIAL TERMINATION AND RELEASE AGREEMENT

     THIS CONFIDENTIAL TERMINATION AND RELEASE AGREEMENT (THIS "AGREEMENT") DATED AS OF FEBRUARY 19, 1998, IS ENTERED INTO BY AND BETWEEN CENTENNIAL COMMUNICATIONS CORP., A DELAWARE CORPORATION (THE "COMPANY"), AND MICHAEL N. SIMKIN ("OFFICER").

                                    RECITALS

A. Officer has been the Chief Executive Officer and a director of the Company and its subsidiaries.

B. Officer and the Company desire to terminate Officer's employment as Chief Executive Officer of the Company, to terminate Officer's position as a director on the board of directors of the Company and on the boards of directors of each of the Company's subsidiaries and to settle fully and finally all claims.

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                              TERMS AND CONDITIONS

Section 1.  Termination of Officer.  Officer hereby resigns as Chief Executive
            ----------------------
Officer of the Company effective as of the date of this Agreement.

Section 2.  Termination of Board Positions.  Officer hereby resigns as a
            ------------------------------
director of the Company, and as a director of each of the Company's subsidiaries, including but not limited to the following: SMR Direct USA, Inc., SMR Direct Cayman Corp., Centennial Cayman Corp., SMR Direct Peru, S.R.L, Pompano, S.R.L., Brunacci Compania Ltda., Telecom Supply S.R.L., C-Comunica S.A., Transnet del Peru, S.A., CCC Holdings Peru, S.R.L., Centennial Ecuador S.A., Centennial Cayman Corp. Chile, Ltda, Centennial Telecomunicaciones de Venezuela S.A. and Telecomunicaciones y Servicios S.A., effective as of the date of this Agreement.

Section 3.  Compensation.  In consideration for the release by Officer contained
            ------------
in Section 8 and the other covenants of Officer contained in this Agreement, the Company shall pay Officer (i) upon expiration of the revocation period specified in Section 15 below but no more than 10 days after the execution of this Agreement (A) a severance payment equal to 6 months' salary to be payable in a lump sum in the amount of $105,000 and (B) a relocation payment in the amount of $25,000 and (ii) upon execution of this Agreement $8,985.44 representing 89 hours of accrued but unused vacation pay.

Section 4.  Stock Options.  The Company hereby agrees that 20% of Officer's
            -------------
currently unvested stock options ("Unvested Stock Options") (representing options in respect of 100,000 shares of the Company's Common Stock) granted pursuant to the Company's 1996 Stock Option Plan adopted January 12, 1996, shall become immediately and fully exercisable and vested as of the date of this Agreement. Notwithstanding any provision to the contrary contained in Officer's Incentive Stock Option or in any other agreement between the Company and Officer, (i) the remaining 80% of the Unvested Stock Options shall automatically expire on the date hereof and (ii) all of Officer's vested stock options shall expire and be of no further force and effect if not exercised by Officer on or before the second anniversary of the date hereof.

Section 5.  Withholding.  Officer authorizes the Company to withhold, in
            -----------
accordance with applicable law, from the compensation specified in Sections 3 and 4, any taxes required to be withheld by any federal, state or local law or regulation arising out of such compensation.

Section 6.  Promissory Note.  Officer is the obligor on a promissory note dated
            ---------------
October 3, 1997, payable to the order of the Company in the original principal amount of $72,000 (the "Note"). The Company hereby agrees that Officer's termination of employment contemplated herein shall not constitute a "Separation" as defined in the Note, and that the term of the Note is unaffected by this Agreement, and is payable in full on October 3, 1999.

Section 7.  Noncompetition, Nonsolicitation and Confidentiality Covenants.
            -------------------------------------------------------------
       (a) Officer acknowledges that he possesses proprietary and trade secret information concerning the Company. Officer further acknowledges the highly competitive nature of the Company's business. Officer further acknowledges that the restrictions contained in this Section 7 (collectively, the "Noncompetition Covenant") are reasonable and necessary for the protection of the immediate interests of the Company, that the Company would not have entered into this Agreement but for the inclusion herein of this Noncompetition Covenant, and that any violation of the Noncompetition Covenant would cause substantial injury to the Company. Officer further acknowledges that this Noncompetition Covenant is intended to protect the legitimate business interests of the Company and not to prevent or interfere with Officer's ability to conduct business.

       (b) From the date of this Agreement and until 6 months after the date of this Agreement (the "Covenant Period"), Officer shall not directly own (other than publicly traded securities), manage, control, actively participate in, consult with, directly render services for or in any manner engage in any line of business or activity competing with the specialized mobile radio business of the Company or any of its Affiliates (as defined below) conducted in the countries of Peru, Ecuador and Chile.

       (c) In furtherance of the foregoing and not in limitation thereof, during the Covenant Period Officer shall not, directly or indirectly, (i) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any

Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

       (d) For a period of 18 months from the date hereof, Officer shall keep in strictest confidence and trust all Proprietary Information (as defined below), and shall not use or disclose any Proprietary Information without the written consent of the Company. Moreover, Officer shall deliver to the Company all documents, notes, drawings, blueprints, computer programs, data, security card keys and similar devices, and other materials of any nature pertaining to any Proprietary Information or to Officer's work with the Company, and Officer shall not take any of the foregoing, or any reproduction of any of the foregoing, that is embodied in a tangible medium of expression. The term "Proprietary Information" includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know how, data, marketing and business plans and outlines, budgets, projections, unpublished financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term "Proprietary Information" shall not include any of the foregoing which is in the public domain other than as the result of a breach of Officer's obligations under this Section 7(d).

       (e) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

       (f) In the event of the breach or a threatened breach by Officer of any of the provisions of this Section 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

Section 8.  Release.
            -------
       (a) As a material inducement to the Company to enter into this Agreement, Officer hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions and persons controlling, controlled by or under common control with the Company ("Affiliates") (and present or former agents, directors, officers, employees, representatives and attorneys of such Affiliates) acting by, through or in concert with the Company and all other persons acting by, through or in concert with any of them (collectively, "Releasees") and each of them, from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including reasonable attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counterclaim or otherwise, against any of the Releasees pertaining to the business and affairs of the Company, Officer's employment with the Company or the termination thereof, the relationships between Officer and any of the Releasees or any other act of omission which has previously transpired up to the date of execution of this Agreement. The claims released by this Section 8(a) include but are not limited to any claims under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621, et seq. ("ADEA"), or any other statute or law prohibiting discrimination in employment on the basis of age, race, religion, disability, gender or national origin or other status (collectively, "Claims").

       (b) As a material inducement to Officer to enter into this Agreement, the Company, on behalf of itself and its subsidiaries described in Section 2, hereby irrevocably and unconditionally releases, acquits and forever discharges Officer from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including reasonable attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counterclaim or otherwise, pertaining to the business and affairs of the Company, Officer's employment with the Company or the termination thereof, the relationships between Officer and any of the Releasees, or any other act of omission which has previously transpired up to the date of execution of this Agreement (collectively, "Company Claims").

Section 9.  Representation Regarding No Complaints or Charges and Covenant Not
            ------------------------------------------------------------------
to Sue.  Officer and the Company each represents to the other that it has not
------
filed any complaints or charges against any of the Releasees or Officer, respectively, with any local, state or federal agency or court. Officer and the Company each further represents, agrees and covenants to the other that it will not file any such complaints or charges against any of the Releasees or Officer, respectively, with any local, state or federal agency or court at any time hereafter with respect to any Claim or Company Claim, as the case may be. If any complaint or charge against the Company or any Releasee is filed on behalf of Officer, Officer agrees to take all reasonable steps necessary to effectuate the withdrawal of such complaint or charge. In the event that any local, state or federal agency or court undertakes any proceeding relating to Officer's employment by the Company or the circumstances of his leaving the Company's employ, Officer hereby waives any right he may have to recover any damages or any remedy of whatever nature as a result of any such proceeding.

Section 10.  Ownership of Claims.  Officer represents and agrees that he has not
             -------------------
previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Claim or portion thereof or interest therein against any of the Releasees. Officer agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Claims or any portion thereof or interest therein. The Company represents and agrees that it has not, and to the best of its knowledge no other Releasee has, previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any

Company Claim or portion thereof or interest therein against Officer. The Company agrees to indemnify, defend and hold harmless Officer against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Company Claims or any portion thereof or interest therein.

Section 11.  No Admission of Liability.  Officer and the Company each
             -------------------------
acknowledge that neither the execution of this Agreement nor the performance of its terms shall constitute an admission by the Company or Officer of any wrongful acts whatsoever against any other party or any other person, and the Company and Officer each specifically disclaim any liability to any other party or any other person.

Section 12.  Disclosure.  Except as otherwise required by law, Officer agrees
             ----------
that he will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Company and its Affiliates or its management or about the Company's and its Affiliates' prospects for the future, to any person or entity, including, but not limited to, any current, former, or prospective employee or investor in the Company or any of its Affiliates.
Except as otherwise required by law or by the instruments governing the Company's existing indebtedness, the Company agrees that it will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Officer to any person or entity, including any prospective employer of Officer.

Section 13.  Confidentiality.  Officer and the Company agree that they will keep
             ---------------
the facts associated with this matter, and the terms of this Agreement strictly
                                                                       --------
confidential; provided, however, that Officer and the Company may disclose such
------------
matters to attorneys, tax advisors or as may be required by law. Further, it is expressly understood and agreed that this confidentiality provision is an essential provision of this Agreement.

Section 14.  Complete Agreement.  This Agreement embodies the complete agreement
             ------------------
and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Agreement in any way. Officer represents and agrees that he has been informed by the Company that he should consult with his own attorney before executing this Agreement, that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. The Company and Officer each further represent and agree that, with respect to the matters set forth in this Agreement, none of them can rely on any statements or representations other than those set forth in this Agreement.

Section 15.  Revocation.  Officer acknowledges that he is knowingly and
             ----------
voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the release in Section 8 hereof is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he has 21 days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); and (c) he has seven days following the execution of this Agreement by the parties to revoke the Agreement. Notice of revocation, together with any shares of the Company's common stock exercised pursuant to Section 4, should be sent to the Company in accordance with Section 19.

Section 16.  Successors and Assigns.  This Agreement is intended to bind and
             ----------------------
inure to the benefit of and be enforceable by Officer and the Company and their respective successors and assigns.

Section 17.  Choice of Law.  All questions concerning the construction, validity
             -------------
and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

Section 18.  Modifications and Waivers.  No provision of this Agreement may be
             -------------------------
modified, altered or amended except by an instrument in writing executed by each of the parties to this Agreement. No waiver by any party to this Agreement of any breach by another party to this Agreement of any term or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar terms or provisions at the time or at any prior or subsequent time.

Section 19.  Notices.  Any notice provided for in this Agreement shall be in
             -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) at the respective addresses set forth below or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Centennial Communications Corp.
          1610 Wynkoop Street, Suite 300
          Denver, CO 80202
          Facsimile:  303-405-0465

Officer's address is:

          Michael N. Simkin
          5227 Geneva Street
          Englewood, CO 80110
          Facsimile:  303-740-9375

Section 20.  Counterparts.  This Agreement may be executed in separate
             ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

Section 21.  Authority.  The Company represents to Officer that its President
             ---------
and Chief Executive Officer has the authority to execute this Agreement. The Company will submit this Agreement to its Board of Directors for ratification at the next scheduled meeting of its Board of Directors, a copy of which ratification shall be provided to Officer.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            CENTENNIAL COMMUNICATIONS CORP.



                            By:     /s/ Bernard G. Dvorak
                                   ----------------------
                            Name:   Bernard G. Dvorak
                                   ----------------------
                            Title:     President and CEO
                                   ----------------------



                               /s/ Michael N. Simkin
                                   ----------------------
                                   Michael N. Simkin